Exhibit 99.1

Date:	August 27, 2012
Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street
Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531

ESSA BANCORP, INC. ANNOUNCES RESULTS

OF FIRST STAR BANCORP, INC. CASH/STOCK ELECTION

Stroudsburg, Pennsylvania, August 27, 2012 — ESSA Bancorp, Inc. (NASDAQ Global MarketSM “ESSA”), the parent company of ESSA Bank & Trust, announced that the shareholders of First Star Bancorp, Inc. made elections in excess of the limit contained in the merger agreement that 50% of the outstanding shares of First Star common stock be converted to cash (based on a cash conversion rate of $11.39 per share). Consequently, First Star shareholders electing to receive cash were subject to the allocation and proration procedures and are receiving 81.1339477% of their merger consideration in cash and the remaining 18.8660523% in the form of ESSA common stock. First Star shareholders who made a valid stock election are receiving 1.0665 shares of ESSA common stock for each share of their First Star common stock. First Star shareholders who expressed no preference or who did not make a valid election are receiving 1.0665 shares of ESSA common stock for each share of First Star common stock tendered. Under the merger agreement, fractions shares of ESSA common stock will not be issued. Instead, First Star shareholders will receive cash in lieu of fractional shares based on the closing price of ESSA common stock for the thirty trading days through July 31, 2012, or $10.70.

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $1.5 billion and is the leading service-oriented financial institution headquartered in the Greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and has 26 community offices throughout the Greater Pocono and Lehigh Valley areas in Pennsylvania. In addition to being one of the region’s largest mortgage lenders,

Corporate Center:    200 Palmer Street PO Box L Stroudsburg, PA 18360-0160    570-421-0531    Fax: 570-421-7158

ESSA Bank & Trust offers a full range of retail and commercial financial services. ESSA Bancorp, Inc. stock trades on The NASDAQ Global MarketSM under the symbol “ESSA.”

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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